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                                                                   Exhibit 10.13

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                                    AGREEMENT

        This Agreement ("Agreement") is made and entered into as of the later of the two signature dates below (the "Effective Date") by and between Pegasus Solutions, Inc., a Delaware corporation ("PEGASUS"), and Orbitz, LLC, a Delaware limited liability company ("ORBITZ").

1.      DEFINITIONS

        1.1 "ACCOMMODATION" means a lodging accommodation for a fixed number of nights on a pre-paid basis, with such other terms and conditions, including cancellation policy, as the hotel at which such lodging accommodation is to take place may determine, and which accommodation is presented to the guest in a Non-Opaque Manner and is subject to a rate other than a Packaged Rate or a Restricted Rate.

        1.2 "AFFILIATE" means, with respect to any entity, any other entity that directly or indirectly, controls, is controlled by, or is under common control with such entity. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") means the power, directly or indirectly, to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

        1.3 "CHAIN MARKS" means any Participating Chain's trade names, trademarks, service marks, domain names and other visual representations thereof, including logos, designs, symbols, word marks, images, colors and color combinations, trade dress, characters and other publicity rights, or other indicia of ownership owned or used by such Participating Chain and provided to ORBITZ hereunder.

        1.4 "CHANGE IN CONTROL" means the occurrence of any of the following events with respect to a party:

                (i) an acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (1) the then outstanding equity interests of the party (the "Outstanding Interests") or (2) the combined voting power of the then outstanding voting interests of the party entitled to vote in the general election of directors (the "Voting Interests"); or

                (ii) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the party (a "CIC Event"); excluding, however, a CIC Event pursuant to which the individuals and entities who are the beneficial owners, respectively, of the Outstanding Interests and the Voting Interests immediately prior to such CIC Event beneficially own, directly or indirectly, more than 50%, respectively, of the Outstanding Interests and the Voting Interests of the entity resulting from such CIC Event.

        1.5 "COMPETITIVE ENTITIES" means the following entities that provide online individual leisure travel services: Sabre Inc. (including Easy Sabre and Travelocity), HRN, Expedia Inc. (including Travelscape), Priceline.com Incorporated, American Express Company,

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TravelWeb.com, Cendant Corporation (including TheTrip.com, CheapTickets.com, and
Galileo International), GetThere.com, Inc., LowestFare.com, Site59.com, Inc., and any successor entity. ORBITZ may add additional entities that offer online individual leisure travel services in competition with ORBITZ to the list of Competitive Entities with the consent of PEGASUS, which consent shall not be unreasonably withheld; provided, however, that in no event will the following be considered Competitive Entities: (a) web sites branded under any Participating Chain's trademark, service mark or trade name to customers of such Participating Chain which contain information about the published rates and room availability at such Participating Chain, and provide such customers with the ability to review, make reservations or purchase lodging services offered by such Participating Chain (each a "Participating Chain Site"), and (b) computerized systems used by employees of any Participating Chain that contain information about the published rates, features and room availability at such Participating Chain, and provide such employees with the ability to make reservations or sell lodging services offered by such Participating Chain to its customers.

        1.6 "CONFIDENTIAL INFORMATION" shall have the meaning given such term in Section 14.1 of this Agreement.

        1.7 "CUSTOMER DATA" means information regarding Users that is gathered during a Transaction.

        1.8 "FIXED RATE" means the rate charged by a hotel to a third party intermediary for Accommodations when the compensation to such third party intermediary is based upon the margin between such rate and the rate charged to the guest; provided that such intermediary is not the hotel's Participating Chain.

        1.9 "LAUNCH DATE" means the date on which the Services are accepted by ORBITZ in accordance with Section 2.1 of this Agreement. The current target Launch Date as agreed to by the parties is anticipated to occur on or before May 31, 2002.

        1.10 "MARKED-UP RATE" means the rate charged by a third party reseller for an Accommodation when the rate charged by the hotel is a Fixed Rate.

        1.11 "NET PAID BOOKINGS" means the gross revenue received by PEGASUS for Reservations for which the applicable cancellation deadline has passed without cancellation, exclusive of taxes and other government charges, and net of discounts, refunds, credit card processing fees, and rebates. Net Paid Bookings shall not include any amounts due to a Participating Chain or Participating Property because of credit card fraud or bad debt.

        1.12 "NON-OPAQUE MANNER" means the provision of information to a user concerning hotel lodging accommodations where the user is able to see the identity of the hotel prior to booking the accommodation.

        1.13 "ORBITZ MARKS" means ORBITZ's trade names, trademarks, service marks, domain names and other visual representations thereof, including logos, designs, symbols, word marks, images, colors and color combinations, trade dress, characters and other publicity rights, or other indicia of ownership owned or used by ORBITZ.

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        1.14    "ORBITZ WEB SITE" means the consumer-oriented Internet travel site located at the URL www.orbitz.com or any successor Internet site which primarily targets customers in the United States.

        1.15 "PACKAGED RATE" means the rate provided to a User for a lodging accommodation which requires the purchase of other products or services and for which the total price of the package on the date first offered for sale is higher than the highest price commercially available to the consumer of the lodging accommodation alone on such date. For clarity, the parties do not intend that such Packaged Rate shall serve as a means by which a Participating Chain is able to diminish its obligations under the Preferred Distribution Agreement.

        1.16 "PARTICIPATING CHAIN" means any hotel company that has signed a Preferred Distribution Agreement, and any successor-in-interest to any such company.

        1.17 "PARTICIPATING PROPERTY" means any hotel that is a member of a Participating Chain which provides lodging accommodations to be sold as Travel Inventory through the Travel Inventory Datafeed.

        1.18 "PREFERRED DISTRIBUTION AGREEMENT" means the distribution agreement entered into between PEGASUS and each of the Participating Chains to make Travel Inventory available for sale by PEGASUS.

        1.19 "PROPERTY MARKS" means any Participating Property's trade names, trademarks, service marks, domain names and other visual representations thereof, including logos, designs, symbols, word marks, images, colors and color combinations, trade dress, characters and other publicity rights, or other indicia of ownership owned or used by such Participating Property.

        1.20 "REGULAR INVENTORY" means lodging accommodations offered for sale by Participating Chains and Participating Properties that are not Travel Inventory.

        1.21 "RESERVATION" means a reserved Accommodation booked at a Marked-Up Rate utilizing the Travel Inventory Datafeed.

        1.22 "RESTRICTED RATE" means a rate that is not generally available for purchase by the general public, including but not limited to corporate discounted rates, tour operator rates, group rates, meeting and incentive rates, or rates targeted to a select group of travelers such as a rate offered to members of a club, affinity program or other membership organization (e.g., AAA) where there is a good faith effort by the Participating Chain (or entity acting on behalf of the Participating Chain) to limit the availability of such rate to the targeted group.

        1.23 "SERVICES" means the activities which PEGASUS undertakes to provide Travel Inventory to ORBITZ as set forth in EXHIBIT A.

        1.24 "TRANSMITTED CUSTOMER DATA" means those elements of Customer Data that are transmitted by ORBITZ to PEGASUS in connection with this Agreement.

        1.25 "TRANSACTION" means the electronic booking of a Reservation that occurs when a User hits the "Buy" button and supplies valid credit card information, whether accomplished by

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means of the Internet, email, broadband, Internet II, wireless and handheld devices, cell phones browser or digital appliances or other digital interactive means, networks, devices or transmissions (whether existing now or in the future).

        1.26 "TRAVEL INVENTORY" means Accommodations offered for sale by PEGASUS pursuant to a Preferred Distribution Agreement at a Marked-Up Rate.

        1.27 "TRAVEL INVENTORY DATAFEED" means the XML datafeed transmitted from PEGASUS to ORBITZ containing available Travel Inventory for display on the ORBITZ Web Site which will allow a User to effectuate a Transaction.

        1.28 "USER" means any individual or entity that effectuates Transactions during the Term.

        1.29 "WEB CONFIRMATION PAGE" means a page view displayed immediately following the completion of a Transaction that confirms such Transaction.

2.      PEGASUS OBLIGATIONS

        2.1     SERVICES.

                (a) PEGASUS shall be responsible for providing the Services set forth on EXHIBIT A (including all expenses related thereto) in accordance with the specifications set forth therein.

                (b) Upon notification to ORBITZ of the availability thereof for use, ORBITZ shall promptly test the Travel Inventory Datafeed to determine compliance with the specifications set forth on EXHIBIT A, and shall promptly notify PEGASUS in writing of any failure of the Travel Inventory Datafeed to meet such specifications, which notification shall describe such failures with reasonable specificity, and following which notification PEGASUS shall use diligent efforts to correct any such failure. ORBITZ shall be deemed to have accepted the Services upon the earlier of (i) its giving written notice to PEGASUS of such acceptance,
        (ii) its failure to notify PEGASUS of any failure of the Travel Inventory Datafeed to meet the specifications in all material respects within 15 days of PEGASUS' delivery to ORBITZ of the original or any corrected version of the Travel Inventory Datafeed, or (iii) the first date of availability of the Travel Inventory on the ORBITZ Web Site. If acceptance occurs pursuant to subsection (i) or (ii) of the preceding sentence, ORBITZ shall make the Services available on the ORBITZ Web Site within 30 days of its acceptance of the Services.

        2.2 CONFIRMATIONS. PEGASUS will transmit to ORBITZ confirmations for all Transactions, which ORBITZ shall promptly display on a Web Confirmation Page. The parties shall use commercially reasonable efforts to seamlessly transfer the details of Transactions between PEGASUS and the ORBITZ Web Site so that Users may view their Transactions on a real-time basis on the ORBITZ Web Site.

        2.3 PEGASUS REPORTING. PEGASUS shall provide ORBITZ with monthly reports that set forth, at a minimum, the number of Transactions, the Net Paid Bookings and the amount

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of Transaction Fees due to ORBITZ during the applicable month. [***]

        2.4 SERVICE LEVELS. PEGASUS shall provide the Services in accordance with the service levels for the Travel Inventory Datafeed as set forth on EXHIBIT B hereto.

        2.5 PARTICIPATING CHAINS. During the term of the Agreement, PEGASUS shall enter into and maintain Preferred Distribution Agreements with no fewer than three of the following hotel companies: Six Continents Hotels, Inc., Hyatt Corporation, Marriott International Inc., Hilton Hotels Corporation, and Starwood Hotels & Resorts Worldwide, Inc. or successors in interest; provided, that in the event of a merger of any two or more such companies with one another or the acquisition of one such company by another such company, the parties shall negotiate in good faith to determine the appropriate minimum number of Participating Chains applicable to this Section
2.5. PEGASUS shall actively promote to such Participating Chains the provision of Accommodations for use as Travel Inventory.

        2.6 COMPETITIVE RATES AND PRODUCTS OBLIGATION. During the Term, PEGASUS will offer Travel Inventory for sale on the ORBITZ Web Site (i) at a Marked-Up Rate no higher than the Marked-Up Rate at which substantially identical Accommodations are concurrently offered for sale by any Competitive Entity, (ii) with Accommodations (including service enhancements to such Accommodations, including, without limitation, room upgrades) from each Participating Chain of the same or more favorable type and in the same or higher volume as the Accommodations such Participating Chain provides to Competitive Entities, (iii) with product functionality at least as extensive and comprehensive as that offered by each Participating Chain in connection with the sale of Accommodations by any Competitive Entity, provided that both PEGASUS and the ORBITZ Web Site are capable of accepting such product functionality ((i), (ii) and (iii) collectively, the "Competitive Rates and Products Obligation"); provided, further, that the parties shall mutually agree on new product functionality to be implemented by PEGASUS. PEGASUS shall develop and operate an automated online system for monitoring compliance with the Competitive Rates and Products Obligation (the "Monitoring Application").

                (a) PEGASUS shall be deemed to be in compliance with the Competitive Rates and Products Obligation if, during each and every calendar month, the Monitoring Application demonstrates that the PEGASUS Marked-Up Rates were no higher than Marked-Up Rates offered to Competitive Entities for substantially identical Accommodations with respect to at least 70% of the Accommodations offered on all such Competitive Entities.

                (b) For purposes of this Section 2.6, "substantially identical Accommodation" shall mean a room in the same hotel of the same room type with materially identical stay requirements, restrictions and amenities including, but not limited to, duration of stay, available dates, cancellation policies and fees.

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3.      ORBITZ'S OBLIGATIONS

        3.1 DEVELOPMENT OF THE ORBITZ WEB SITE. During the Term, ORBITZ shall be responsible for the development, operation, and maintenance of the ORBITZ Web Site.

        3.2     DISPLAY OF TRAVEL INVENTORY.

                (a) ORBITZ shall make available on the ORBITZ Web Site all of the Travel Inventory transmitted to the ORBITZ via the Travel Inventory Datafeed.

                (b) ORBITZ may, in its reasonable discretion, determine the manner in which the Travel Inventory is displayed on the ORBITZ Web Site (including, but not limited to, determining filtering and sorting criteria), provided, however, that, (i) except in response to a customer request, ORBITZ shall display Travel Inventory in an unbiased manner and
        (ii) the order of information regarding Travel Inventory shall be made on the basis of service criteria that do not reflect hotel identity and that are consistently applied to all Participating Chains and Participating Properties.

                (c) Notwithstanding ORBITZ's exercise of its reasonable discretion in determining the manner of display of Travel Inventory as set forth above, this Agreement shall in no event be interpreted to supercede or modify any arrangements ORBITZ may have with the Participating Chains and Participating Properties for Regular Inventory. The parties acknowledge that the parties' general objective is to provide users of the ORBITZ Web Site with access to the full range of available lodging accommodations (including Travel Inventory and Regular Inventory). If a Participating Chain or a Participating Property has a reasonable concern about the manner in which the Travel Inventory is displayed, ORBITZ will in good faith consider such concerns.

        3.3 EXCLUSIVITY. During the Term, ORBITZ agrees not to implement an agreement with any third party for the sale on the ORBITZ Web Site of Fixed Rate or Marked-Up Rate lodging accommodations; provided, however, that, with respect to individual properties that are not affiliated with any Participating Chain, ORBITZ may implement such agreements at any time with
(i) individual hotel properties directly (and not through any intermediary) and/or (ii) entities offering rental of time share vacation and/villa rental properties. Notwithstanding the restriction set forth in the first clause of the preceding sentence, ORBITZ reserves the right to negotiate and enter into such agreements during the Term, provided that such agreements are not implemented until after the expiration of the Term. Notwithstanding the foregoing, ORBITZ may implement agreements at any time (directly or through any intermediary), with any of the following entities: [***] If, at the end of any period of six (6) consecutive calendar months after the Launch Date, the difference between the total Net Paid Bookings for such period and the total of the Fixed Rates applicable to such Net Paid Bookings is less than [***] of such total Fixed Rates, ORBITZ may terminate this Section 3.3 at any time during the sixty (60) days following the end of such six month period by providing written notice to PEGASUS; [***]

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        3.4     MARKETING. During the Term, ORBITZ shall actively market and promote the Travel Inventory available via the Travel Inventory Datafeed in order to generate the maximum number of Transactions, subject to the provisions of Section 3.2 relating to Regular Inventory. ORBITZ agrees that, during the Term, it will not, with respect to the ORBITZ Web Site, co-brand, grant a sponsorship to or promote or enter into any substantially similar agreements for the sale by any third party of Fixed Rate or Marked-Up Rate Accommodations. In the event ORBITZ enters into any agreements with third parties for the sale on the ORBITZ Web Site of Fixed Rate or Marked-Up Rate lodging accommodations pursuant to Section 3.3 of this Agreement, ORBITZ shall promote the Travel Inventory no less prominently than any other such accommodations.

        3.5 REPORTING AND COOPERATION. ORBITZ will use reasonable commercial efforts to provide PEGASUS, at PEGASUS' reasonable request, with
(i) reports and information relating to the offering for sale of Travel Inventory on the ORBITZ Web Site, such as Transactions data and trends (e.g., booking activity, purchasing volume by time periods), site usage and activity data (e.g., look-to-book ratios, unique visitors, page views, conversion rates), and results of advertising performed pursuant to this Agreement (e.g., impressions, click-throughs), and (ii) reasonable cooperation to facilitate tracking and reporting by PEGASUS to Participating Chains (e.g., booking source identification); provided, that ORBITZ is not required to incur additional material costs in connection therewith.

4.      LICENSE RIGHTS

        During the Term, PEGASUS grants to ORBITZ, a limited, non-exclusive, worldwide, royalty-free right and license to (i) use and display the Travel Inventory available from the Travel Inventory Datafeed on the ORBITZ Web Site, [***]

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5.      OWNERSHIP

        5.1 PEGASUS OWNERSHIP. PEGASUS shall own all right, title and interest, including without limitation all copyrights, patents, trademarks, trade secrets and other intellectual property rights, in and to all versions of the Travel Inventory Datafeed, exclusive of the ORBITZ Marks, and nothing contained in this Agreement shall be deemed to transfer any such right, title or interest to ORBITZ.

        5.2 ORBITZ OWNERSHIP. ORBITZ shall own all right, title and interest, including all copyrights, patents, trademarks, trade secrets and other intellectual property rights, in and to the ORBITZ Web Site and the ORBITZ Marks.

        5.3 PARTICIPATING ENTITY OWNERSHIP. Each Participating Chain and Participating Property shall own all right, title and interest, including without limitation all copyrights, patents, trademarks, trade secrets and other intellectual property rights, in and to its respective Chain Marks or Property Marks.

     [***]













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6.      FEES

        6.1 TRANSACTION FEES. No transaction fees shall be due for any Transactions generated before June 1, 2002. PEGASUS agrees to pay ORBITZ transaction fees on all Net Paid Bookings with respect to Transactions generated on or after June 1, 2002, during the Term (the "Transaction Fees") as follows:

     [***]















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7.      PAYMENTS

        Within thirty (30) days after the end of each month during the Term with respect to which PEGASUS owes ORBITZ any Transaction Fees, PEGASUS shall furnish ORBITZ with a statement together with payment for any Transaction Fees shown thereby to be due to ORBITZ. The statement shall contain information clearly demonstrating how the payment was computed, and shall at a minimum include Net Paid Bookings, projected Net Paid Bookings for Reservations for which the applicable cancellation deadline has not passed, and number of Transactions. PEGASUS shall remit all payments owed to ORBITZ herein to ORBITZ's address set forth in Section 16.3 (Notices).

8.      ADVERTISING

        8.1 During each year of the Term occurring after the Launch Date, PEGASUS agrees that it will purchase online advertising on the ORBITZ Web Site pursuant to the Advertising Agreement attached as EXHIBIT C hereto in the amount of $[***] to promote the availability of the Travel Inventory to ORBITZ customers (the "Advertising Fees"). Such advertisements will link directly to such areas of the ORBITZ Web Site where the Travel Inventory is offered, and any resulting Net Paid Bookings will be subject to the Transaction Fees set forth in
Section 6.1. During the term of the Agreement, PEGASUS may select advertising placements available on ORBITZ's then current rate card at a [***] discount off of the then current rate card, or any such lower "most favored customer" rate offered by ORBITZ for similarly situated advertisers on the ORBITZ Web Site.

        8.2 The Advertising Fees shall be paid to ORBITZ in quarterly installments during each year of the term of this Agreement with the first installment of $[***] due upon the Launch Date, and subsequent installments due on the first day of each calendar quarter thereafter.

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        8.3     During each year of the Term occurring after the Launch Date,
ORBITZ agrees that it shall allocate advertising in the amount of [***] out of its advertising budget specifically to promote the availability of the Travel Inventory on the ORBITZ Web Site.

9.      TERM AND TERMINATION

        9.1 The term of this Agreement shall commence on the Effective Date and, unless terminated earlier as provided herein, shall continue for three (3) years from the Launch Date (the "Initial Term"). After the Initial Term, the Agreement shall be extended for a period of two additional (2) years (the "Extended Term"), unless either party provides written notice to the other of its intention to terminate the Agreement no less than ninety (90) days prior to the end of the Initial Term. The Initial Term and the Extended Term (unless this Agreement is terminated at the end of the Initial Term, as provided above), shall be collectively referred to herein as the "Term".

        9.2 In the event either party materially fails to perform or comply with this Agreement or any provision hereof, including those set forth in the Exhibits to this Agreement, or fails to make the payments described herein within sixty (60) days of their due date, and fails to remedy the default within sixty (60) days after the receipt of written notice to that effect (except in the case of a material breach as set forth in subsection 9.2(a), in which case PEGASUS shall have thirty (30) days to remedy the default, after receipt of written notice to that effect, provided that prior to or contemporaneously with such notice Pegasus is provided a description of the failures to meet the specifications as required pursuant to Section 2.1(b) hereof), then the other party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement. Any notice of default hereunder shall be prominently labeled "NOTICE OF DEFAULT," and shall be delivered pursuant to Section 16.3. The rights and remedies provided in this section are not exclusive and are in addition to any other rights and remedies provided by law or this Agreement. For clarity, the following shall be considered a material default by PEGASUS under this Agreement: (a) the Launch Date does not occur by May 31, 2002 due to the Travel Inventory Datefeed not complying with the specifications as set forth Exhibit A, (b) PEGASUS is unable to maintain its obligations under Section 2.5 or (c) PEGASUS fails to comply with its obligations under Section 2.6 (subject to Section 2.6(a)).

        9.3     Notwithstanding anything to the contrary set forth in
Section 9.2 of this Agreement,

                (a) ORBITZ shall have, as its sole and exclusive remedy, the right to terminate this entire Agreement at any time prior to the payment of the Initiation Fee, by giving written notice to PEGASUS, if PEGASUS fails to pay the Initiation Fee by close of business on January 7, 2001; and

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                [***]

        9.4 Either party shall have the right to terminate this Agreement at anytime, upon 30 days' prior written notice to the other party, if such other party:

                9.4.1. undergoes a Change in Control (provided that the right to terminate this Agreement shall expire if unexercised within 3 months of the closing of the Change in Control transaction);

                9.4.2.  goes into voluntary or involuntary liquidation;

                9.4.3. is declared insolvent either in bankruptcy proceedings or other legal proceedings;

                9.4.4. is or becomes party to an agreement with creditors due to such party's failure or inability to pay its debts as they fall due; or

                9.4.5. has a receiver appointed over the whole or part of such party's business.


        9.5 Either party shall have the right to terminate this Agreement at any time if, (i) either Party or any of its Affiliates, is subject to an inquiry, subpoena or investigation (the "Investigation") by any state, local or other (domestic or foreign) governmental entity (a "Governmental Entity") arising out of or relating to the relationship created by or activities between PEGASUS (or an assignee of PEGASUS) and ORBITZ contemplated by this Agreement, and such Investigation could reasonably be expected to involve the expenditure by the party subject to the Investigation (the "Affected Party") of significant resources, and (ii) the approval of or decision not to object to such activity by such Governmental Entity is predicated on termination of this Agreement or the Affected Party reasonably determines, upon the advice of counsel, that the scope or duration of the Investigation is likely to be reduced substantially by the termination of this Agreement.

        9.6     Upon termination or expiration of this Agreement for any reason,
(i) ORBITZ shall immediately remove any PEGASUS logo link from the ORBITZ Web Site and cease any use of any and all PEGASUS marks, Chain Marks and Property Marks pursuant to this Agreement, and (ii) PEGASUS shall immediately remove any ORBITZ logo link from the any

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PEGASUS-owned or operated web site and cease any use of any and all ORBITZ Marks pursuant to this Agreement.

        9.7     The following provisions shall survive termination of this
Agreement: 1, 5, 6 (with respect to amounts due but unpaid as of the effective date of the termination), 7, 9.3, 9.5, 9.6, 9.7, 10, 11, 12, 13, 14, 15 and 16.

10.     REPRESENTATIONS AND WARRANTIES

        The representations and warranties and covenants in this Section 10 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

        10.1 REPRESENTATIONS AND WARRANTIES OF EACH PARTY. Each party hereby represents and warrants as follows:


                (a) CORPORATE POWER. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                (b) DUE AUTHORIZATION. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                (c) BINDING AGREEMENT. To such party's knowledge, this Agreement is a legal and valid obligation binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor, to such party's knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                (d) LOGOS AND TRADEMARKS. To such party's knowledge, such party has the full and exclusive right to grant or otherwise permit the other party to use the trademarks, logos and trade names as set forth in this Agreement, and that it is aware of no claims by any third parties adverse to any of such trademarks, logos and trade names.

        10.2 REPRESENTATIONS AND WARRANTIES OF ORBITZ. ORBITZ hereby represents and warrants that as of the Effective Date, it is not a party to any agreement with any third party for the sale on the ORBITZ Web Site of Fixed Rate or Marked-Up Rate Accommodations; provided, however that the sole remedy for ORBITZ's breach of this Section 10.2 shall be as set forth in Section 12.4.

11.     LIMITATION OF WARRANTY

        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY INDEMNITIES, WARRANTIES, GUARANTEES, OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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12.     INDEMNIFICATION

        12.1 MUTUAL INDEMNITIES. Each party agrees to indemnify, defend, and hold harmless the other party and its successors, assigns, affiliates, directors, officers, employees, and agents from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of any third party claim related to:

                (a) Any death or personal injury, or any destruction of or damage to any real or tangible personal property, alleged to have been caused by or on behalf of the indemnifying party or its employees or agents.

                (b) Any infringement of a letters patent, a trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by statute, by common law, or by contract alleged to have occurred as a result of rights conveyed, materials provided, or work performed by or on behalf of the indemnifying party; provided, however, that the indemnifying party shall have no liability for any claim of infringement if: (i) the indemnified party is not using the latest version of any intellectual property provided by the indemnifying party ("Current Release"), to the extent such claimed infringement would have been avoided by use of the Current Release, (ii) indemnified party is using a form of materials that has been modified by someone other than the indemnifying party from those initially provided by the indemnifying party to the extent such claimed infringement would have been avoided by use of an unmodified form of such materials, or
        (iii) the allegedly infringing materials have been combined, operated, or used with products or data not supplied by the indemnifying party, to the extent such claimed infringement would have been avoided by the use of such materials without such products or data.

                [***]

        12.2 INDEMNIFICATION PROCEDURES. Any party claiming indemnification pursuant to this Agreement will give the indemnifying party prompt written notice of any matters with respect to which this indemnity may apply, will give the indemnifying party full opportunity to control the response thereto and the defense thereof, and will provide reasonable cooperation and assistance in connection with the defense and/or settlement of the claim. However, the indemnified party may, at its own expense, participate in such defense and in any settlement discussions, either directly or through counsel of its choice.

                [***]

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13.     LIMITATION OF LIABILITY.

        EXCEPT FOR THE OBLIGATIONS SET FORTH IN SECTION 12 (INDEMNIFICATION) AND CLAIMS ARISING UNDER SECTION 14 (CONFIDENTIALITY), BOTH PARTIES AGREE THAT NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOST BUSINESS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF (OR KNOWS OR SHOULD KNOW OF) THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR THE OBLIGATIONS SET FORTH IN SECTION 12 (INDEMNIFICATION) AND CLAIMS ARISING UNDER
SECTION 14 (CONFIDENTIALITY), UNDER NO CIRCUMSTANCES SHALL EITHER PARTY, ITS AFFILIATES, OR RELATED COMPANIES BE LIABLE TO THE OTHER PARTY FOR AN AMOUNT GREATER THAN THE AGGREGATE AMOUNTS PAID BY PEGASUS HEREUNDER DURING THE TWELVE MONTH PERIOD PRECEDING THE EVENT TO WHICH THE CLAIM RELATES.

14.     CONFIDENTIALITY; MEDIA COMMUNICATIONS

        14.1    CONFIDENTIALITY.

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                (a)     "Confidential Information" is any information
        concerning any of the parties hereto (whether prepared by a party, its advisors or otherwise) or the performance of this Agreement which is or has been previously furnished to any party receiving such information (the "Receiving Party") by or on behalf of a party in connection with the subject matter of this Agreement, including, but not limited to, any financial data, notes, summaries, reports, analyses or other materials derived in whole or in part from such information, and, if in writing, is either clearly marked "confidential" or the like or is otherwise identified to the Receiving Party to be non-public and confidential, or which the Receiving Party would reasonably expect to be considered confidential and non-public; provided, that notwithstanding any failure to so identify it, all financial reports, business plans, information regarding volumes or projections of a party or any information provided or discussed during a meeting of the parties in connection with the subject matter of this Agreement will be deemed to be Confidential Information. Further, any information pertaining to any of the Participating Chains or Participating Properties, other than information contained in the Travel Inventory Datafeed, shall be deemed the Confidential Information of PEGASUS. The term "Confidential Information" does not include information which (i) is already in the possession of a Receiving Party prior to disclosure by the party disclosing such information (the "Disclosing Party"), provided that such information is not known by such Receiving Party to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by a Receiving Party, its employees, agents or advisors, or (iii) becomes available to a party from a source other than the Disclosing Party or its advisors, provided that such source is not known to be bound by a confidentiality agreement with or other obligation of secrecy to such Disclosing Party with respect to such information, or (iv) which may be used or disclosed by any party pursuant to the express provisions of this Agreement.

                (b) Each party hereby agrees that the Confidential Information will be used solely in connection with the performance of this Agreement, and that Confidential Information will be kept confidential by each party; provided, however, that (i) any such information may be disclosed to a Receiving Party's partners, employees, officers, directors, advisors and the representatives of its advisors (collectively, "Representatives") who are involved in the negotiation or performance of this Agreement and need to know such information for the purpose of evaluating issues relating to this Agreement (it being understood that a Receiving Party's Representatives shall be informed by the Receiving Party of the confidential nature of such information and shall be directed by the Receiving Party to treat such information confidentially), (ii) Confidential Information may be disclosed pursuant to subsection (c) below, and (iii) any disclosure of Confidential Information may be made to which the Disclosing Party consents in writing.

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                (c)     Each party agrees to be responsible for any breach of
        this Agreement by its Representatives. If any Receiving Party or any of its Representatives are requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, it shall provide the Disclosing Party with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained or such Disclosing Party waives compliance with the terms hereof, the Receiving Party agrees to furnish only that portion of the Confidential Information which Receiving Party is advised by its counsel is legally required and to exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

                (d) In addition, without the prior written consent of each other party, each party agrees not to, and will direct its Representatives not to, disclose to any person any of the terms, conditions or other facts with respect to the terms of this Agreement, except (i) to confirm that such party is a party to this Agreement, and
        (ii) as may be necessary or advisable, in confidential communications with third parties, in order to proceed with the obligations of either party pursuant to this Agreement.

                (e) Each party agrees that the other party shall be entitled to equitable relief, including injunction, in the event of any breach of the provisions of this Agreement and that each party shall not raise as a defense or an objection to the request for or granting of such relief that any breach of the provisions of this Agreement is or would be compensable by an award of monetary damages.

                (f) No party nor any of their Representatives have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information. No party nor any of its Representatives shall have any liability to any party or any of its Representatives resulting from the use of the Confidential Information.

        14.2 Each party will submit to the other party, for its prior written approval, any marketing, advertising, press releases or other promotional materials related to this Agreement and/or referencing the other party and/or its web site, trade names, trademarks and service marks (the "Promotional Materials"). Once approved, the Promotional Materials may be used by a party for the purpose of promoting the services provided under this Agreement, and the content contained therein can be used for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

15.     AUDIT

        Each of ORBITZ and PEGASUS will maintain complete and accurate files, books and records with respect to the Transaction Fees and the reports required under this Agreement for a period of not less than [***] following the effective date of termination of this Agreement. Each of ORBITZ and PEGASUS agrees to allow a mutually acceptable independent certified public accountant to audit and analyze its records relating to such Transaction Fees or reports, provided that such auditor agrees in advance to maintain all information obtained during

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such audit in confidence pursuant to a written agreement that provides no less protection of such information than the terms of Section 14 of this Agreement. All information received by either party and/or its auditor in connection with an audit hereunder shall be deemed Confidential Information subject to the confidentiality provisions of this Agreement. The expense of any such audit shall be borne by the party requesting the audit. [***] Any audit of a party will be made no more than once during any [***] period, and will not unreasonably interfere with the audited party's business activities.

16.     GENERAL

        16.1 GOVERNING LAW; VENUE; ATTORNEYS FEES. This Agreement shall be construed and controlled by the laws of the State of Illinois, and each party further consents to jurisdiction by the state and federal courts sitting in the City of Chicago, Illinois. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

        16.2 FORCE MAJEURE. Except to the extent the services contemplated herein are designed to accommodate for service disruptions and failures as outlined in EXHIBIT B, if the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance, except for the making of payments hereunder, to the extent of such prevention, restriction or interference.

        16.3 NOTICES; REQUESTS. All notices and requests in connection with this Agreement shall be deemed given as of the day they are (a) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (b) sent by overnight courier, charges prepaid, with a confirming fax; to the following address. Either party may change such address at any time by written notice to the other party.

        If to ORBITZ:

                ORBITZ, LLC
                200 South Wacker Drive, Suite 1900
                Chicago, IL 60606
                Attn: General Counsel
                Fax: 312-894-5001
                Phone: 312-894-5000

        If to PEGASUS:

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                Pegasus Solutions, Inc.
                3811 Turtle Creek Boulevard
                Suite 1100
                Dallas, TX 75219
                Attn: General Counsel
                Tel: 1 (214) 528 5656
                Fax: 1 (214) 528 5675

        16.4    ASSIGNMENT.

                (a) Neither party may assign this Agreement, or any portion thereof, to any third party unless the other party expressly consents to such assignment in writing.

                (b) Notwithstanding the foregoing, PEGASUS, in its sole discretion at any time prior to the Launch Date, upon notice to ORBITZ, may assign this Agreement and all of its rights and obligations hereunder to any joint venture or similar entity formed by at least three (3) of the hotel companies listed in Section 2.5 hereof and currently known as "Hotel Outlet"; provided that (i) such entity offers Travel Inventory as part of its ordinary course of business, (ii) the Preferred Distribution Agreements are assigned to such entity by PEGASUS, and (iii) such entity agrees, in writing, to be bound by, observe, perform and fulfill all the terms and conditions of this Agreement to the same extent as if it had been originally named as a party to this Agreement and to assume every obligation and liability of PEGASUS to the same extent as though it had been named as a party to this Agreement. Any such assignment shall be deemed a novation of this Agreement and shall release PEGASUS from any and all obligations and liabilities relating hereto.

                (c) All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their permitted transferees, successors and assigns.

        16.5 SEVERABILITY. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable.

        16.6 ENTIRE AGREEMENT; MODIFICATION; NO OFFER. The parties hereto agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. [***]

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This Agreement shall not be modified except by a written agreement dated subsequent hereto signed on behalf of each party by its duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

        16.7 BINDING EFFECT. Subject to the limitations set forth herein, this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized representative as of the dates indicated below.

        PEGASUS

PEGASUS SOLUTIONS, INC.                ORBITZ, LLC

By:  /s/ John F. Davis III             By:  /s/ Steve Hafner
     --------------------------             -----------------------------------
Name:    John F. Davis III             Name:   Steve Hafner
        -----------------------               ---------------------------------
Title:  Chairman/CEO                   Title: VP, Business Development
       ------------------------               ---------------------------------
Date:   1/7/02                         Date:  1/7/2002
       ------------------------               ---------------------------------

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                                    EXHIBIT A

                            SERVICES & FUNCTIONALITY

PEGASUS shall provide the following Services:

A. Development, operation and maintenance of the Travel Inventory Datafeed, in accordance with the following specifications, for use by Users via the ORBITZ Web Site:


   1. DATABASE. PEGASUS will provide ORBITZ with access to a database identifying Participating Properties. [***]

   2. HOTEL RATES AND AVAILABILITY. PEGASUS will provide ORBITZ with access to real-time rate and availability data relating to Participating Properties [***]

   3. RESERVATION FUNCTION. PEGASUS will enable functionality to allow Users to make real-time Reservations and cancellations thereof. [***]

   4. MERCHANT PROCESSING. PEGASUS will transmit for processing, on a real-time, secure basis, online credit card charges authorized by Users purchasing Transactions on ORBITZ. [***]

   5. IMPLEMENTATION SUPPORT. PEGASUS will use commercially reasonable efforts to provide dedicated development, technical and product support to ORBITZ as reasonably necessary to facilitate successful implementation of the Travel Inventory Datafeed on the ORBITZ Web Site.

B. Development and implementation of the following functionality with respect to the Travel Inventory Datafeed, for use by customers via the ORBITZ Web Site no later than December 31, 2002, or such other date as the parties mutually agree upon:

   1. MODIFICATIONS. PEGASUS will enable functionality to allow Users to make real-time modifications of Reservations (including addition or reduction of room nights or guest rooms) to the extent such functionality is available from the Participating Chains.

C. Maintenance of Preferred Distribution Agreements as set forth in Section 2.5.

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                                    EXHIBIT B

                    SERVICE LEVELS AND SERVICE LEVEL CREDITS

                                      [***]

















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                                    EXHIBIT C

                              ADVERTISING AGREEMENT

                                      [***]

















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